EXHIBIT 1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that this Amendment No. 1 to the statement on Schedule 13D is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: December 15, 2022

OCORIAN LIMITED in its capacity as trustee of THE RYFOLD TRUST

By:	/s/ Shane Hollywood	/s/ Brendan Dowling
Name:	Shane Hollywood	Brendan Dowling
Title:	Director	Director

OCORIAN LIMITED

By:	/s/ Shane Hollywood	/s/ Brendan Dowling
Name:	Shane Hollywood	Brendan Dowling
Title:	Director	Director

RYFOLD LIMITED

By:	/s/ Shane Hollywood	/s/ Brendan Dowling
Name:	Shane Hollywood	Brendan Dowling
Title:	For and on behalf of Ocorian Corporate Services (Jersey) Limited and Circle Corporate Services (Jersey) Limited, as Corporate Directors of Ryfold Limited

GIVOLON LIMITED

By:	/s/ Shane Hollywood	/s/ Brendan Dowling
Name:	Shane Hollywood	Brendan Dowling
Title:	For and on behalf of Ocorian Corporate Services (Jersey) Limited and Circle Corporate Services (Jersey) Limited, as Corporate Directors of Givolon Limited